As filed with the Securities and Exchange Commission on January 15, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

RADIO ONE, INC.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

5900 Princess Garden Parkway
7th Floor
Lanham, Maryland 20706
(Address, including zip code of Company’s principal executive offices)
________________________________

2009 Stock Option and Restricted Stock Plan
 (Full title of the plan)
 ________________________________

Michael Plantamura, Esq.
Radio One, Inc.
5900 Princess Garden Parkway
7th Floor
Lanham, Maryland 20706
(301) 306-1111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________

Copies to:
C. Kristopher Simpson, Esq.
5900 Princess Garden Parkway
7th Floor
Lanham, Maryland 20706
(301) 306-1111
________________________________

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class D Common Stock $0.001 par value per share, to be issued under the 2009 Stock Option and Restricted Stock Plan	8,250,000 shares	$3.27	$26,977,500.00	$1,923.50

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of Class D Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding Class D Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the filing fee on the basis of $3.27 per share, which represents the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on January 13, 2010.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information and Company Information and Employee Plan Annual Information

     The documents containing the information specified in Part I and II of this Registration Statement on Form S-8 have been or will be sent or given to participants in the 2009 Stock Option and Restricted Stock Plan (the “2009 Plan”) as specified by Rule 428(b)(1) promulgated by the United Stated Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

    Unless otherwise noted, the terms “Radio One,” “the Company,” “we,” “our” and “us” refer to Radio One, Inc.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
We incorporate by reference information into this Registration Statement, which means that we disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This Registration Statement incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.

(a) The description of our Class D Common Stock, par value $.001 per share, contained in a registration statement on Form 8-A under the Exchange Act filed by the Company on May 17, 2000 and any amendments or reports filed for the purpose of updating such description.

(b) Radio One’s annual report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 16, 2009, as amended by Forms 10-K/A filed April 30, 2009 and November 18, 2009.

(c) Radio One’s quarterly report on Form 10-Q for the period ended March 31, 2009, filed with the Commission on May 11, 2009.

(d) Radio One’s quarterly report on Form 10-Q for the period ended June 30, 2009, filed with the Commission on August 7, 2009.

(e) Radio One’s quarterly report on Form 10-Q for the period ended September 30, 2009, filed with the Commission on November 9, 2009.

(f) Radio One’s current reports on Form 8-K, filed with the Commission on February 24, 2009; May 14, 2009; June 10, 2009; August 11, 2009; August 21, 2009; September 2, 2009; October 19, 2009; October 30, 2009; and December 22, 2009.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable (the Company’s Class D Common Stock is registered under Section 12 of the Exchange Act).

Item 5.	Interests of Named Experts and Counsel.

         The opinion of counsel as to the legality of the securities that may be issued under the 2009 Plan is given by C. Kristopher Simpson, Associate General Counsel for Radio One, Inc.  Mr. Simpson is employed by the Company and has been awarded shares under the 2009 Plan.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides generally that a person sued (other than in a derivative suit) as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including counsel fees, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. In the case of a derivative suit, a director, officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys’ fees, if the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which such director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory under section 145 of the DGCL in the case of a director or officer who is successful on the merits in defense of a suit against him.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company shall indemnify (including indemnification for expenses incurred in defending or otherwise participating in any proceeding) its directors and officers to the fullest extent authorized or permitted by the DGCL, as it may be amended, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and administrators except that such right shall not apply to proceedings initiated by such indemnified person unless it is a successful proceeding to enforce indemnification or such proceeding was authorized or consented to by the board of directors. Radio One’s certificate of incorporation also specifically provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as director. The provision is limited to monetary damages, applies only to a director’s actions while acting within his or her capacity as a director, and does not entitle the Company to limit director liability for any judgment resulting from (a) any breach of the director’s duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper benefit.

The Company’s Amended and Restated Bylaws incorporate substantially the provisions of the DGCL in providing for indemnification of directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company. In addition, the Company is authorized to indemnify employees and agents of the Company and may enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise, the Company understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Exhibit
4.1	2009 Stock Option and Restricted Stock Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on November 6, 2009.)

5.1	Opinion of C. Kristopher Simpson, Associate General Counsel.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of C. Kristopher Simpson, Associate General Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

Item 9.	Undertakings.

(1) The undersigned Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 [SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland on this 14th day of January, 2010.

RADIO ONE, INC.

By:	/S/ ALFRED C. LIGGINS, III
Alfred C. Liggins, III Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alfred C. Liggins, III and Peter D. Thompson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ ALFRED C. LIGGINS, III	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	January 14, 2010
Alfred C. Liggins, III

/S/ PETER D. THOMPSON	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2010
Peter D. Thompson

/S/ CATHERINE H. HUGHES	Director	January 14, 2010
Catherine H. Hughes

/S/ D. GEOFFREY ARMSTRONG	Director	January 14, 2010
D. Geoffrey Armstrong

/S/ TERRY L. JONES	Director	January 14, 2010
Terry L. Jones

/S/ BRIAN W. MCNEILL	Director	January 14, 2010
Brian W. McNeill

/S/ RONALD E. BLAYLOCK	Director	January 14, 2010
Ronald E. Blaylock

/S/ B. DOYLE MITCHELL, JR.	Director	January 14, 2010
B. Doyle Mitchell, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	2009 Stock Option and Restricted Stock Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on November 6, 2009.)

5.1	Opinion of C. Kristopher Simpson, Associate General Counsel.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of C. Kristopher Simpson, Associate General Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).